SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 1, 2015

AVT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53372	11-3828743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

341 Bonnie Circle, Suite 102 Corona, CA	92880
(Address of principal executive offices)	(Zip Code)

 (951) 737-1057
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

On May 1, 2015 (the “Petition Date”), AVT, Inc. (the “Company”) filed a voluntary petition in the United States Bankruptcy Court for the Central District of California case number is 6:15-bk-14464 MW (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The company continues to operate its business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

The company will keep investors and the public informed of pertinent developments on a timely basis.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 proceeding described in Item 1.03 above constitutes an event of default under numerous Company’s debt instruments.

Item 7.01. Regulation FD Disclosure.

Additional information on the Chapter 11 proceeding described in Item 1.03 may be obtained from the Bankruptcy Court.

On May 4, 2015, the company issued a press release announcing the voluntary petition filed with the Bankruptcy Court.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Section 8. Other Events

On May 1, 2015, AVT, Inc. was informed that a Notice of Entry of Judgment had been filed against the company wherein the company is jointly and severally liable for approximately $2,930,000.  This judgment stems from a lawsuit that management believed was non-material, involving the sale of restaurant assets, which were unrelated to the company’s core business.   The company believes that evidence was insufficient to justify the verdict and damages and will, in consultation with legal counsel, pursue all available avenues to protect company interests.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVT, Inc.

Dated: May 4, 2015	By:	/s/ Wayne Salvino
By: Wayne Salvino
Its: President